Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sky Harbour Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Depositary Shares(4)	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants(5)	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units(6)	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf(1)	(1)	Rule 457(o)	—	—	$200,000,000	0.0001476	$29,520(3)
	Total Offering Amounts					$200,000,000	0.0001476	$29,520
	Total Fees Previously Paid							—
	Total Fee Offsets							$4,184.11(7)
	Net Fee Due					$200,000,000		$25,335.89

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sky Harbour Group Corporation	S-1	333-267360	09/09/2022		$4,184.11(7)	Equity	Class A Common Stock, par value $0.0001 per share	10,075,000(7)	(7)
Fee Offset Sources	Sky Harbour Group Corporation	S-1	333-267360		09/09/2022						$4,184.11(7)

(1)

The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for preferred stock registered hereby, or (ii) shares of preferred stock, common stock, depositary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)

Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.

(5)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

On September 9, 2022, we filed a Registration Statement on Form S-1 (File No. 333-267360) (the “Prior Registration Statement”). In connection with such filing, we paid a filing fee of $4,194.49 to register 10,100,000 shares of our Class A common stock. There were 10,075,000 in unsold shares under the Prior Registration Statement, the offering of which is terminated as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, we applied $4,184.11 of the registration fee previously paid in connection with unsold shares of our securities registered under the Prior Registration Statement toward the payment of the registration fee for the securities registered hereunder.